EXHIBIT A
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR THE SALE IS MADE IN ACCORDANCE WITH AN EXEMPTION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
No.__
WARRANT TO PURCHASE COMMON STOCK
of
USURF AMERICA, INC.
         1. Number of shares subject to Warrant. FOR VALUE RECEIVED, on and after the date hereof, and subject to the terms and conditions herein set forth, Holder (as defined below) is entitled to purchase from Usurf America, Inc., a Nevada corporation (the "Company"), at a price per share equal to the Exercise Price (as defined below), Sixty Six thousand Six Hundred and Sixty Six (66,666) shares of the Company's Common Stock (subject to the adjustments as described below, the "Warrant Shares") upon exercise of this Warrant pursuant to Section 6 or Section 7 hereof.
         2. Definitions. As used in this Warrant, the following terms shall have the definitions ascribed to them below:
                  a. "Acquisition of the Company" shall mean (i) a merger, reorganization or consolidation with or into any other entity, or any other transaction (or series of related transactions) in which the holders of the Company's capital stock immediately prior to the consummation of such transaction(s) hold less than fifty percent (50%) of the voting or equity securities of the surviving entity (or its parent), or (ii) the sale, transfer, lease or exclusive license of all or substantially all of the assets of the Company.
                  b. "Common Stock" shall mean the Company's common stock, par value 50.0001 per share.
                  c. "Exercise Price" shall mean $0.10 per share, as the same may be adjusted from time to time in accordance with the terms hereof.
                  d. "Holder" shall mean Craig A. Cook, or its successors and assigns.
                  e. "Principal Market" means initially the OTC Bulletin Board and shall also include the American Stock Exchange, New York Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.
                  f. "Securities" shall mean fully paid and non-assessable shares of Common Stock for which this Warrant is exercisable.
                  g. "YWAP" shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. EST to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on the Principal Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized independent appraiser selected in good faith by purchasers holding a majority of the principal amount of shares then outstanding.
                  h. "Warrant Shares" shall have the meaning set forth in
Section 1 of this Warrant.
         3. Adjustments and Notices. This Warrant shall be subject to adjustment front time to time in accordance with the following provisions:
                  (a) Subdivision. Stock Dividends or Combinations. In case the Company shall at any time subdivide the outstanding shares of the Securities or shall issue a stock dividend with respect to the Securities, the Exercise Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased and the number of Securities issuable shall be proportionately increased, and in case the Company shall at any time combine the outstanding shares of the Securities, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Securities issuable shall be proportionately decreased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.
                  (b) Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any reclassification, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise or of this Warrant or upon the payment of a dividend in securities or property other than Securities, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Securities if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend, The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.
                  (c) Reorganization, Merger, etc. In case of any (i) Acquisition of the Company, or (ii) sale by the Company's stockholders of 50% or more of the Company's outstanding securities in one or more related transactions, the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition to closing any such reorganization, merger or sale, duly execute and deliver to the Holder hereof a new warrant so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of the Securities theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reorganization, merger or sale by the Holder of the number of shares of Securities then purchasable under this Warrant. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subparagraph (c) shall similarly apply to successive reorganizations, mergers and sales.
                  (d) No Impairment The Company shall not, by amendment of its Articles of Incorporation, as amended, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder's rights under this Warrant against impairment. If the Company takes any action affecting the Securities other than as described above that adversely affects Holder's rights under this Warrant, the Exercise Price shall be appropriately adjusted downward.
                  (e) Notice. Upon any adjustment of the Exercise Price and any increase or decrease in the number of shares of the Securities purchasable upon the exercise of this Warrant, then, and in each such case, the Company, as promptly as practicable thereafter, shall give written notice thereof to the Holder of this Warrant at the address of such Holder as shown on the books of the Company which notice shall state the Exercise Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each. The Company further agrees to notify the Holder of this Warrant in writing of a reorganization, merger or sale in accordance with Section 3(c) hereof at least twenty (20) days prior to the effective date or closing thereof. The Company also agrees to notify the Holder of this Warrant in writing of a proposed public offering at least thirty (30) days prior to the effective date or closing thereof.
                  (f) Fractional Shares. No fractional shares shall be issuable upon the exercise of the Warrant and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

            4. No Stockholder Rights, This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle its Holder to any of the rights of a stockholder of the Company.
            5. Reservation of Stock; Taxes.
                  (a) Reservation of Stock. The Company will at all times reserve from its authorized and unissued securities a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise of this Warrant. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Shares issuable upon the exercise or of this Warrant.
                  (b) Taxes. The Company covenants that all Securities that may be issued upon the exercise of rights represented by this Warrant will, upon exercise, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company shall pay any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of the certificates representing Securities issued hereunder.
            6. Exercise of Warrant. This Warrant may be exercised in whole or part by the Holder, at any time prior to the second anniversary of the date hereof, by the surrender of this Warrant, together with the Notice of Exercise in the form attached hereto as Attachment 1, respectively, duly completed and executed at the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Exercise Price in cash or by check with respect to the Securities being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Securities issuable upon such exercise shall be treated for all purposes as holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Securities issuable upon such exercise_ If the Warrant shall be exercised for less than the total number of Warrant Shares then issuable upon exercise, promptly after surrender of the Warrant upon such exercise, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions set forth herein.
            7. Net Exercise Provision. In lieu of exercising this Warrant or any portion hereof by payment of the Exercise Price in cash (or other agreed method), subject to the other provisions of this Warrant to Purchase Capital Stock, the Holder hereof shall have the right to exercise this Warrant or any portion hereof into Warrant Shares at any time prior to the second anniversary of the date hereof, by executing and delivering to the Company at its principal office the Notice of Conversion in the form attached hereto as Attachment 2, specifying the portion of the Warrant to be converted, and accompanied by this Warrant. The number of Warrant Shares to be issued to Holder upon any conversion of this Warrant shall be computed using the following formula:
X = ((P)(Y)(A-B)/A)
Where X = the number Warrant Shares to be issued to the Holder for the portion of the Warrant being converted.
P - the portion of the Warrant being converted expressed as a decimal fraction. Y = the total number of Warrant Shares issuable upon exercise of the Warrant in full.
A = the VWAP on the Trading Day immediately preceding the date of such election.
         B = the Exercise Price on the date of conversion.
Any portion of this Warrant that is converted shall be immediately canceled. This Warrant or any portion hereof converted in accordance with this Section 7 shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive Warrant Shares issuable upon such conversion shall be treated for all purposes as the Holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such conversion. If the Warrant shall be converted for less than the total number of Warrant Shares then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions set forth herein.
         8. Transfer of Warrant. This Warrant may be transferred or assigned by the Holder hereof in whole or in part, provided that the transferor provides, at the Company's reasonable request, an opinion of counsel reasonably satisfactory to the Company that such transfer does not require registration under the Act and the securities law applicable with respect to any other applicable jurisdiction. Notwithstanding the foregoing, this Warrant may be transferred by a Holder to an affiliate of such Holder if (i) the transferee agrees in writing to be subject to the terms of this Warrant; and (ii) the Holder delivers written notice of such transfer to the Company.
         9. Exchange of Warrants. Upon the surrender by the Holder of this Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 8 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Warrant Shares called for on the face of the Warrant so surrendered.
         10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or (in the case of loss, theft or destruction) upon delivery of a reasonable indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company, at its own expense, will issue, in lieu thereof; a new Warrant of like tenor,
         11. Rights of Warrant Stock. Upon exercise of this Warrant into Warrant Shares, the Company shall grant, and ensure that the Holder is given, identical rights (including, without limitation, registration rights, anti-dilution, liquidation, voting and preemptive rights, if any) as the other holders of Common Stock.
         12. Registration Rights. The Warrant Shares shall be entitled to all registration rights afforded to any other holder of Common Stock. Notwithstanding anything contained herein to the contrary, the registration rights described in this Section 12 shall not apply to the Warrants but shall apply only to the Warrant Shares; provided, however, this restriction of the registration rights to the Warrant shares shall not limit or otherwise affect any registration rights to which any holder is entitled by virtue of such holder's ownership of other shares of capital stock of the Company.
         13. Miscellaneous. This Warrant shall be governed by the laws of the State of Colorado, as such laws are applied to contracts to be entered into and performed entirely in Colorado. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. All notices and other communications between the parties hereunder shall be given in accordance with the Purchase Agreement.
         14. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, the parties agree to renegotiate such provision(s) in good faith, in order to maintain or achieve the economic position enjoyed by each party as close as possible to that under the provision(s) rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision(s), then (i) such provision(s) shall be excluded from this Warrant, (ii) the balance of the provisions of this Warrant shall be interpreted as if such provision(s) were so excluded and (iii) the balance of the provisions of this Warrant shall be enforceable in accordance with its terms.
         15. Amendment and Waiver. Any term of this Warrant may be amended or waived only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 15 shall be binding upon the Company and the Holder, and each of their permitted transferees. Any waiver by the Company or the Holder of a breach of any provision of this Warrant shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Warrant. The failure of the Company or the Holder to insist upon strict adherence to any term of this Warrant on one or more occasions shall not be considered a waiver or deprive that party or those parties of the right thereafter to insist upon strict adherence to that term or any other term of this Warrant, By acceptance hereof, the Holder acknowledges that in the event the required consent is obtained, any term of this Warrant may be amended or waived with or without the consent of the Holder.

ISSUED:  ___10/28___, 2004

         USURF AMERICA, INC.

         By: /s/ Douglas O. McKinnon

           Name: Douglas O.McKinnon
           Title:   CEO______________
Attachment 1
NOTICE OF EXERCISE
TO: USURF AMERICA, INC.
         1. The undersigned hereby elects to purchase
_____________________shares of the Warrant Stock of USURF AMERICA, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.
         2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:
(Name)
(Address)
(Date)
(Name of Holder)

By:
Title:
Attachment 2
                             NOTICE OF CONVERSION TO: USURF AMERICA, INC.
         1. The undersigned hereby elects to acquire ______ shares of the Securities of Usurf America, Inc. pursuant to Section 7 of the attached Warrant, by conversion of _____percent ( __%) of the Warrant.
         2. Please issue a certificate or certificates representing said shares of Securities in the name of the undersigned or in such other name as is specified below:
(Name)
(Address)
Dated:
(Typed or Printed Name)
By:

(Signature)